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                                                                   Exhibit 10.72

                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
                    ---------------------------------------


     THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (the "Amendment") is made as of the 5th day of November, 1999, by and between VENCOR OPERATING, INC., a Delaware corporation (the "Company"), and RICHARD A. LECHLEITER (the "Executive").

     WHEREAS, the Company and Executive desire to amend the terms of the Employment Agreement made as of the July 28, 1998, as amended September 28, 1998, between the Company and Executive (the "Employment Agreement") pursuant to the terms of this Amendment; and

     WHEREAS, the Company and Executive agree and acknowledge that this Amendment is made in consideration of Executive forfeiting certain rights in exchange for a certain retention bonus and other consideration provided herein; and

     WHEREAS, the Executive and the Company agree that the terms and provisions of the Employment Agreement shall continue except as specifically amended herein.

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, and intending to be legally bound hereby, the Company and Executive agree as follows:

     1.   Amendment to Section 7(b).
          -------------------------

          Section 7(b) of the Employment Agreement shall be revised in its entirety as follows:

              (b)  Good Reason; Other than for Cause.  If, during the Term, the
                   ---------------------------------
     Company shall terminate Executive's employment other than for Cause (but not for Disability), or the Executive shall terminate his employment for Good Reason:

              (1) Within 14 days of Executive's Date of Termination, the Company shall pay to Executive (i) the prorated portion of the Target Bonus and Performance Share Award for Executive for the year in which the Date of Termination occurs, and (ii) an amount equal to 1.5 times the sum of (x) the Executive's Base Salary and Target Bonus as of the Date of Termination, and (y) the number of performance shares awarded to the Executive pursuant to the Vencor, Inc. 1998 Incentive Compensation Plan (the "1998 Plan") in respect of the year in which such Date of Termination occurs (without regard to any acceleration of the award for such year), assuming for such purpose that all performance criteria applicable to such award with respect to the year in which such Date of Termination occurs were deemed to be satisfied (the "Performance

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          Share Award").

          For purposes of this Agreement: "fair market value" shall have the meaning ascribed to such term under the 1998 Plan; and "Target Bonus" shall mean the full amount of bonuses and/or performance compensation (other than Base Salary and stock-based awards under the 1998 Plan) that would be payable to the Executive, assuming all performance criteria on which such bonus and/or performance compensation are based were deemed to be satisfied, in respect of services for the calendar year in which the date in question occurs.

               (2) For a period of 18 months following the Date of Termination, the Executive shall be treated as if he had continued to be an Executive for all purposes under the Parent's Health Insurance Plan and Dental Insurance Plan; or if the Executive is prohibited from participating in such plan, the Company or Parent shall otherwise provide such benefits. Following this continuation period, the Executive shall be entitled to receive continuation coverage under
          Part 6 of Title I or ERISA ("COBRA Benefits") treating the end of this period as a termination of the Executive's employment if allowed by law.

               (3) For a period of 18 months following the Date of Termination, Parent shall maintain in force, at its expense, the Executive's life insurance in effect under the Vencor, Inc. Voluntary Life Insurance Benefit Plan as of the Date of Termination.

               (4) For a period of 18 months following the Executive's Date of Termination, the Company or Parent shall provide short-term and long-term disability insurance benefits to Executive equivalent to the coverage that the Executive would have had he remained employed under the disability insurance plans applicable to Executive on the Date of Termination. Should Executive become disabled during such period, Executive shall be entitled to receive such benefits, and for such duration, as the applicable plan provides.

               (5) To the extent not already vested pursuant to the terms of such plan, the Executive's interests under the Vencor Retirement Savings Plan shall be automatically fully (i.e., 100%) vested, without regard to otherwise applicable percentages for the vesting of employer matching contributions based upon the Executive's years of service with the Company.

               (6) Parent may adopt such amendments to its Executive benefit plans, if any, as are necessary to effectuate the provisions of this Agreement.

               (7) Executive shall be credited with an additional 18 months of vesting for purposes of all outstanding stock option awards and restricted stock awards and Executive will have an additional 18 months in which to exercise such stock options.
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               (8)  Following the Executive's Date of Termination, the Executive
          shall receive the computer which Executive is utilizing as of the Date of Termination.

     2.   Restatement of Other Terms and Conditions; Subject to Rejection.
          ---------------------------------------------------------------

        Except as expressly modified by this Amendment, all other terms and provisions of the Employment Agreement shall remain in full force and effect, unmodified and unrevoked, and the same are hereby reaffirmed and ratified by the Executive and the Company as if fully set forth herein. Notwithstanding anything herein to the contrary, Executive hereby agrees and acknowledges that nothing herein shall constitute either an assumption or rejection of the Employment Agreement and any amendments thereto pursuant to 11 U.S.C. Section 365.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        VENCOR OPERATING, INC.


                                        By: /s/ Edward L. Kuntz
                                           --------------------------------
                                           Edward L. Kuntz
                                           Chairman of the Board, Chief
                                             Executive Officer and President



                                        VENCOR, INC.


                                        By: /s/ Edward L. Kuntz
                                           --------------------------------
                                           Edward L. Kuntz
                                           Chairman of the Board, Chief
                                             Executive Officer and President


                                        /s/ Richard A. Lechleiter
                                        -------------------------
                                        RICHARD A. LECHLEITER